Exhibit 21

Pharmaceutical Product Development, Inc., and Subsidiaries

Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 18, 2010, are as follows:

	Name of Subsidiary	Jurisdiction of Incorporation Or Organized in
1.	Applied Bioscience International, LLC	Delaware
2.	PPD Global Central Labs, LLC	Kentucky
3.	PPD Preclinical, LLC (Formerly PRC, LLC)	North Carolina
4.	PPD Aeronautics, LLC	North Carolina
5.	PPD Virtual, Inc.	North Carolina
6.	APBI Finance Corporation	Delaware
7.	APBI Holdings, LLC	North Carolina
8.	Development Partners, LLC	Delaware
9.	PPD GP, LLC	Delaware
10.	PPD Holdings, LLC	Delaware
11.	PPD UK Holdings Ltd	United Kingdom
12.	Genupro, Inc.	North Carolina
13.	PPD Development, LP	Texas
14.	ATP, LLC	North Carolina
15.	Pharmaco Investments, Inc.	Delaware
16.	PPD International Holdings, Inc.	Delaware
17.	PPD France SNC	France
18.	PPD Scandinavia AB	Sweden
19.	Pharmaceutical Product Development Spain SL	Spain
20.	PPD do Brasil-Suporte a Pesquisa Clinica Ltda.	Brazil
21.	PPD Argentina, S.A.	Argentina
22.	PPD International Holdings, Inc. y Compania Limitada	Chile
23.	Pharmaceutical Product Development South Africa (Pty) Ltd	South Africa
24.	PPD Canada, Ltd.	Canada
25.	PPD Australia Pty Ltd	Australia
26.	PPD International Holdings GmbH	Germany
27.	PPD Germany GmbH	Germany
28.	PPD Poland Sp. Z o.o.	Poland
29.	PPD Czech Republic s.r.o.	Czech Republic
30.	PPD Germany GmbH & Co KG	Germany
31.	PPD Hungary Research & Development Limited	Hungary
32.	PPD Italy S.r.l.	Italy
33.	PPD Mexico, S.A. de C.V.	Mexico
34.	PPD Development (Thailand) Co., Ltd	Thailand
35.	PPD Japan K.K.	Japan
36.	PPD Global, Ltd	United Kingdom
37.	Clinical Technology Centre (International) Ltd	United Kingdom
38.	Cambridge Applied Nutrition Toxicology & Biosciences Ltd	United Kingdom
39.	Clinical Science Research International Ltd	United Kingdom
40.	Leicester Clinical Research Centre Ltd	United Kingdom
41.	Chelmsford Clinical Trials Unit Ltd	United Kingdom
42.	Gabbay Ltd	United Kingdom
43.	Data Analysis & Research (DAR) Ltd	Scotland

44.	PPD Global Central Labs BVBA	Belgium
45.	PPD Development (S) Pte Limited	Singapore
46.	PPD Development (HK) Limited	Hong Kong
47.	PPD (Netherlands) BV	Netherlands
48.	PPD Pharmaceutical Development India Private Limited	India
49.	River Ventures, LLC	North Carolina
50.	PPD Slovak Republic s.r.o.	Slovak Republic
51.	PPD Peru S.A.C.	Peru
52.	PPD Vaccines and Biologics, LLC	Pennsylvania
53.	PPD Pharmaceutical Development (Beijing) Co., Ltd	China
54.	Greenbird Limited	Cyprus
55.	PPD Development Ireland Ltd	Ireland
56.	Limited Liability Company PPD Development (Smolensk)	Russia
57.	PPD Global Central Labs (S) Pte. Ltd.	Singapore
58.	Limited Liability Company Contract Research Organization Innopharm – Ukraine	Ukraine
59.	PPD Dermatology, Inc.	Delaware
60.	PPD Therapeutics, Inc.	Delaware
61.	AbC.R.O., Inc.	Virginia
62.	PPD BULGARIA EOOD	Bulgaria
63.	BioDuro, LLC	Delaware
64.	BioDuro (Mauritius)	Mauritius
65.	BIODURO (BAONUO) BEIJING TECHNOLOGY CO., LTD.	Beijing, China
66.	Excel Pharmastudies, Inc.	Cayman
67.	Excel (Beijing) Medical Technology Co., LTD.	Beijing, China
68.	EXCEL PHARMASTUDIES TAIZHOU BIOMETRICS, INC.	Taizhou, China
69.	EXCEL PHARMASTUDIES TAIZHOU VACCINE, INC.	Taizhou, China
70.	Excel Pharmastudies (US), Inc.	California
71.	PPD CT Investments LLP	United Kingdom
72.	ABC.R.O. Bulgaria EAD	Bulgaria
73.	ABC.R.O. Romania S.R.L.	Romania
74.	AbC.R.O. d.o.o.	Croatia
75.	AbC.R.O. Poland Sp. Z o.o.	Poland
76.	Limited Liability Company ABC.R.O.	Russia

Subsidiaries 1, 2, 3, 5, 52, 59, and 60 are wholly-owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 9 and 10 are wholly-owned subsidiaries of Subsidiary 1.

Subsidiary 12 is a wholly-owned subsidiary of Subsidiary 5.

Subsidiary 13 is owned 99.9% by Subsidiary 10 and 0.1% by Subsidiary 9.

Subsidiaries 4, 6, 7, 14, 15, 16, and 49 are wholly-owned subsidiaries of Subsidiary 13.

Subsidiaries 8, 18, 23, 24, 25, 26, 32, 35, and 61 are wholly-owned subsidiaries of Subsidiary 16.

Subsidiary 17 is owned 99.9999% by Subsidiary 16 and 0.001% by Subsidiary 1.

Subsidiary 19 is owned 99.231 % by Subsidiary 16 and 0.769% by Subsidiary 13.

Subsidiary 20 is owned 99.99% by Subsidiary 16 and 0.01% by Pharmaceutical Product Development, Inc.

Subsidiary 21 is owned 95% by Subsidiary 16 and 5% by Subsidiary 1.

Subsidiary 22 is owned 99% by Subsidiary 16 and 1% by Subsidiary 1.

Subsidiaries 27 and 28 are wholly-owned subsidiaries of Subsidiary 26.

Subsidiary 29 is owned 97.78% by Subsidiary 26 and 2.22% by Subsidiary 16.

Subsidiary 30 is owned 72% by Subsidiary 26 and 28% by Subsidiary 27.

Subsidiary 31 is owned 96.67% by Subsidiary 26 and 3.33% by Subsidiary 16.

Subsidiary 33 is owned 99.99% by Subsidiary 16 and 0.01% by Subsidiary 13.

Subsidiary 34 is owned 99.99% by Subsidiary 16 and 1 share is held by each of Subsidiary 7, Subsidiary 11, Subsidiary 36, Subsidiary 45, Subsidiary 46, and 1 individual.

Subsidiaries 36, 40, 41, 42, 43, 45, 47, 55, 57, 62, 63, and 66 are wholly-owned subsidiaries of Subsidiary 11.

Subsidiary 37 is owned 99% by Subsidiary 36 and 1% by Subsidiary 11.

Subsidiary 38 is owned 50% by Subsidiary 11 and 50% by Subsidiary 36.

Subsidiary 39 is a wholly-owned subsidiary of Subsidiary 36.

Subsidiary 44 is 99.9% owned by Subsidiary 11 and .1% by Subsidiary 36.

Subsidiary 46 is 50% owned by Subsidiary 45 and 50% by Subsidiary 1.

Subsidiary 48 is owned 99.99% by Subsidiary 11 and 0.01% by Subsidiary 36.

Subsidiary 50 is owned 85% by Subsidiary 11 and 15% by Subsidiary 36.

Subsidiary 51 is owned 99% by Subsidiary 16 and 1% by Subsidiary 1.

Subsidiary 53 is a wholly-owned subsidiary of Subsidiary 45.

Subsidiary 54 is owned 99.95% by Subsidiary 11 and 0.05% by Subsidiary 47.

Subsidiary 56 is a wholly-owned subsidiary of Subsidiary 54.

Subsidiary 58 is a wholly-owned subsidiary of Subsidiary 56.

Subsidiary 11 is 99.6% owned by Subsidiary 16 and 0.4% by Subsidiary 61.

Subsidiary 64 is wholly-owned subsidiary of Subsidiary 63.

Subsidiary 65 is wholly-owned subsidiary of Subsidiary 64.

Subsidiary 67 and 70 is wholly-owned subsidiary of Subsidiary 66.

Subsidiary 68 is 85% owned by Subsidiary 67 and 15% by a Chinese entity.

Subsidiary 69 is 80% owned by Subsidiary 67, 5% by Subsidiary 68, and 15% by a Chinese entity.

Subsidiary 71 is 80% owned by Subsidiary 6 and 20% owned by Subsidiary 16.

Subsidiaries 72, 74, and 75 are wholly-owned subsidiaries of Subsidiary 61.

Subsidiary 73 is 99.3% owned by Subsidiary 61 and 0.7% owned by Subsidiary 62.

Subsidiary 76 is 75% owned by Subsidiary 62 and 25% owned by Subsidiary 61.

3